Exhibit 99.2

Marketing, Risk, and Communications Solutions Business

(A Business of Neustar, Inc.)

Combined Financial Statements

As of and for the nine months ended September 30, 2021

MARKETING, RISK, AND COMMUNICATIONS SOLUTIONS BUSINESS (A BUSINESS OF NEUSTAR, INC.)

CONDENSED COMBINED BALANCE SHEET (Unaudited)

(in thousands)

September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$127,677
Restricted Cash	2,538
Accounts receivable, net of allowance for doubtful accounts of $2,183	108,190
Unbilled receivables	9,062
Prepaid expenses and other current assets	50,419

Total current assets	297,886
Property and equipment, net	90,620
Goodwill	746,614
Intangible assets, net	363,170
Other assets, long-term	15,570

Total assets	$1,513,860

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,757
Accrued expenses	90,574
Deferred revenue	42,415
Other liabilities	13,186

Total current liabilities	160,932
Deferred revenue, long-term	3,186
Long-term debt, net	1,310,507
Deferred income tax liabilities, net	15,993
Other liabilities, long-term	32,617

Total liabilities	1,523,235

Commitments and contingencies	—
Equity:
Parent company investment	(9,518)
Accumulated other comprehensive income	143

Total equity	(9,375)

Total liabilities and equity	$1,513,860

See accompanying notes.

MARKETING, RISK, AND COMMUNICATIONS SOLUTIONS BUSINESS (A BUSINESS OF NEUSTAR, INC.)

CONDENSED COMBINED STATEMENT OF OPERATIONS (Unaudited)

(in thousands)

Nine Months Ended September 30, 2021
Revenue	$433,824
Operating Expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	178,924
Sales and marketing	115,544
Research and development	10,862
General and administrative	50,185
Depreciation and amortization	82,805
Restructuring charges	1,483
Transition services	(1,951)

Total operating expenses	437,852

Loss from operations	(4,028)
Other (expense) income:
Interest and other expense	(68,036)
Interest income	6

Loss before income taxes	(72,058)
Benefit from income taxes	(4,740)

Net loss	$(67,318)

See accompanying notes.

MARKETING, RISK, AND COMMUNICATIONS SOLUTIONS BUSINESS (A BUSINESS OF NEUSTAR, INC.)

CONDENSED COMBINED STATEMENT OF COMPREHENSIVE LOSS (Unaudited)

(in thousands)

Nine Months Ended September 30, 2021
Net loss	$(67,318)
Other comprehensive income, net of tax:
Foreign currency translation adjustment, net of tax	(32)

Other comprehensive income, net of tax	(32)

Comprehensive loss	$(67,350)

See accompanying notes.

MARKETING, RISK, AND COMMUNICATIONS SOLUTIONS BUSINESS (A BUSINESS OF NEUSTAR, INC.)

CONDENSED COMBINED STATEMENT OF EQUITY (Unaudited)

(in thousands)

		Accumulated
	Parent	other
	company	comprehensive	Total
	investment	income (loss)	equity
Balance at December 31, 2020	$62,163	$175	$62,338
Net loss	(67,318)	—	(67,318)
Other comprehensive income	—	(32)	(32)
Net transfers from Parent	(4,363)	—	(4,363)

Balance at September 30, 2021	$(9,518)	$143	$(9,375)

See accompanying notes.

MARKETING, RISK, AND COMMUNICATIONS SOLUTIONS BUSINESS (A BUSINESS OF NEUSTAR, INC.)

CONDENSED COMBINED STATEMENT OF CASH FLOWS (Unaudited)

(in thousands)

Nine Months Ended September 30, 2021
Operating activities
Net loss	$(67,318)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	82,805
Stock-based compensation	515
Amortization of deferred financing costs and original issue discount on debt	9,011
Deferred income taxes	(3,059)
Provision for doubtful accounts	1,092
Loss on disposal of property and equipment	(40)
Change in assets and liabilities, net	(25,968)

Net cash used in operating activities	(2,962)
Investing activities:
Purchases of property and equipment and capitalization of internal-use software	(32,960)

Net cash used in investing activities	(32,960)
Financing activities:
Net transfers from Parent	(4,878)

Net cash used in financing activities	(4,878)
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	(32)

Net increase in cash, cash equivalents, and restricted cash	(40,800)

Cash, cash equivalents, and restricted cash at beginning of period	171,047

Cash, cash equivalents, and restricted cash at end of period	$130,215

See accompanying notes.

MARKETING, RISK, AND COMMUNICATIONS SOLUTIONS BUSINESS (A BUSINESS OF NEUSTAR, INC.)

NOTES TO CONDENSED COMBINED UNAUDITED FINANCIAL STATEMENTS (Unaudited)

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Neustar, Inc. (Neustar, or the Parent) is a wholly-owned subsidiary of Aerial Topco, L.P. (Aerial), which was formed by Golden Gate Private Equity, Inc. On September 13, 2021, Golden Gate Capital and GIC entered into a definitive agreement to sell Neustar’s Marketing, Risk, and Communications business lines and supporting services (collectively, we, us, our, or the Company) to Trans Union LLC (TransUnion). The Company is a business of Neustar and is an information services and technology company and a leader in identity resolution, providing the data and technology that enables trusted connections between companies and people. The Company offers industry-leading solutions in Marketing, Risk, and Communications that responsibly connect data on people, devices and locations, continuously corroborated through billions of transactions.

Basis of Presentation

These unaudited condensed combined financial statements were prepared in accordance with Rule 10-01 of Regulation S-X for interim financial statements required to be filed with the Securities and Exchange Commission and do not include all information and footnotes required by U.S. generally accepted accounting principles (“GAAP”) for complete financial statements and through use of a management approach in identifying the Company’s operations. In using the management approach, considerations over how the business operates were utilized to identify historical operations that should be presented within the carve-out financial statements. This approach was taken due to commingled operations within some legal entities held by Neustar. The unaudited condensed combined financial statements may not be indicative of the Company’s future performance and do not necessarily reflect what the financial position, results of operations, and cash flows would have been had it operated as a stand-alone company during the periods presented. The information furnished has reflected all adjustments, consisting of normal recurring adjustments, that are, in the opinion of management, necessary for a fair statement of the results of operations, cash flows and financial position for the interim periods presented. These unaudited condensed combined financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2020. The results of operations for the nine months period ended September 30, 2021 may not necessarily be indicative of the results of operations for the full year ending December 31, 2021.

All intracompany transactions have been eliminated. All intercompany transactions between the Company and Neustar have been included in these condensed combined financial statements and are considered to be effectively settled from cash in the condensed combined financial statements at the time the transaction is recorded. The aggregate net effect of these intercompany transactions is reflected in the condensed combined balance sheet as parent company investment and in the condensed combined statements of cash flows as a financing activity.

Neustar utilizes a centralized treasury management function for financing its operations. The cash and cash equivalents that are specifically identifiable to the Company have reflected in the Company’s condensed combined balance sheet. Cash transfers between the Company and other Neustar businesses, as part of our operations, are accounted for through parent company investment. Cash and cash equivalents in the condensed combined balance sheet represent cash and cash equivalents directly identifiable to the Company and its operations. Parent’s investment represents Neustar’s historical investment in the Company and includes accumulated net earnings attributable to the Company, the net effect of transactions with Neustar and Neustar entities, and cost allocations from Neustar that were not historically allocated to the Company.

Historically, Neustar and its affiliates provide a variety of services to the Company. The condensed combined statement of operations includes expense allocations for services and certain support functions that are provided on a centralized basis within Neustar such as legal, business development, human resources, corporate accounting and finance, treasury and various other Neustar corporate functions that are allocated to the Company and reflected in the condensed combined statements of operations. In addition to corporate overhead allocations, other costs that would have been incurred in the ordinary course of business if the Company operated as a stand-alone company, such as compensation and benefits for employees of the Company were included based on either specific identification of direct expenses or an allocation using an approach related to the nature of the item (e.g., revenue, headcount, or other measures of the Company and Neustar.). Refer to Note 10, “Related Party Transactions and Parent Company Investment” for additional information.

MARKETING, RISK, AND COMMUNICATIONS SOLUTIONS BUSINESS (A BUSINESS OF NEUSTAR, INC.)

NOTES TO CONDENSED COMBINED UNAUDITED FINANCIAL STATEMENTS (Unaudited)

Where allocations of expenses were necessary, the Company believes the basis from which the expenses have been allocated are a reasonable reflection of the utilization of services provided to, or the benefit received by, the Company during the periods presented. These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred or realized had the Company operated as a separate stand-alone entity during the period presented. Consequently, these condensed combined financial statements do not necessarily represent the results the Company would have achieved if we had operated as a separate stand-alone entity from Neustar during the period presented.

The condensed combined financial statements include certain assets and liabilities that have historically been held at the Neustar corporate level but are specifically identifiable or otherwise attributable to the Company. Neustar’s third-party long-term debt and the related interest expense were directly attributable to the Company, as it is the legal obligor, and have been included in these condensed combined financial statements.

2.	RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires that long-term lease arrangements be recognized on the balance sheet. The standard is effective for annual periods beginning after December 15, 2021 and interim periods within fiscal year beginning after December 15, 2022, and early adoption is permitted. The Company is currently evaluating the impact of adoption on its combined financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, as part of its initiative to reduce complexity in the accounting standards. The amendments in the ASU include removal of certain exceptions to the general principles in Topic 740 related to recognizing deferred taxes for investments, performing intraperiod tax allocation and calculating income taxes in an interim period. The ASU also clarifies and simplifies other aspects of the accounting for income taxes, including the recognition of deferred tax liabilities for outside basis differences. The amendments in this ASU are effective for annual periods in fiscal years beginning after December 15, 2020, and interim periods therein. Upon adoption, this guidance did not have a material impact on its combined financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This ASU is intended to provide optional expedients and exceptions for applying U.S. GAAP to contract modifications and hedging relationships, subject to meeting certain criteria, to ease the potential accounting and financial reporting burden associated with the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. This ASU may be applied as of the beginning of any interim period that includes its effective date (i.e., March 12, 2020) through December 31, 2022. The Company is currently evaluating the impact of adoption on its combined financial statements.

In October 2020, the FASB issued ASU No. 2020-10, Codification Improvements. The amendments in this ASU affect a wide variety of topics in the Accounting Standards Codification by either clarifying the codification or correcting unintended application of guidance. The amendments in this ASU are effective for fiscal years beginning after December 15, 2020 and interim periods therein. Upon adoption, this guidance did not have a material impact on our consolidated financial statements.

MARKETING, RISK, AND COMMUNICATIONS SOLUTIONS BUSINESS (A BUSINESS OF NEUSTAR, INC.)

NOTES TO CONDENSED COMBINED UNAUDITED FINANCIAL STATEMENTS (Unaudited)

3.	ACQUISTIONS

On December 1, 2020, the Company acquired certain assets and liabilities from Telo USA Inc. and Telo IP, LLC (collectively, Telo). Telo is a provider of services related to caller-name solutions. The total purchase was $23.4 million, which included cash consideration of $22.7 million and a contingent payment of $3 million, payable in the first quarter of 2022, subject to certain post-closing conditions. Of the total cash consideration of $22.7 million, $19.7 million was paid to the sellers at closing and $3.0 million was deposited into escrow for the satisfaction of potential indemnifications and certain performance obligations. The purchase was accounted for under the acquisition method of accounting in accordance with the Business Combination Topic 805 of the FASB ASC.

Of the total purchase price of $23.4 million, which reflected initial estimates of Telo’s closing date working capital, the Company recorded $13.0 million of definite-lived intangible assets and $10.0 million of goodwill. Goodwill represents the excess of the Telo purchase price over the estimated fair value of the net assets acquired. The opportunity to expand the Company’s Communications Solutions, among other factors, were the reasons for the establishment of the purchase price, resulting in the recognition of goodwill. The goodwill is expected to be deductible for tax purposes. The definite-lived intangible assets consist of $1.0 million of developed technology, $11.9 million of client relationships, and $0.1 million of trade names. The Company is amortizing acquired technology on a straight-line basis over an estimated useful life of 1 to 3 years. Client relationships are being amortized on an accelerated basis over an estimated useful life of 15 years. Trade names are being amortized on a straight-line basis over an estimated useful life of 2 years.

4.	REVENUE

The Company provides Marketing Solutions, Risk Solutions, and Communications Solutions. Generally, the Company’s performance obligations, which are comprised of a series of activities, are satisfied over time, as the services performed, because the client receives and consumes the benefit of the Company’s performance throughout the contract term. Total consideration is allocated to the performance obligations based on standalone selling price and is recognized when the performance obligations are satisfied and control is transferred to the customer.

Our contract assets represent unbilled accounts receivable where transfer of a product or service has occurred, but invoicing is conditional upon completion of future performance obligations. Contract assets are included in unbilled receivables in the Company’s combined balance sheet.

Contract liabilities consist of deferred revenue and represent advanced payments against non-cancelable customer orders received prior to revenue recognition. The company expects to recognize the December 31, 2020, current deferred revenue balance as revenue during 2021. The majority of their long-term deferred revenue is expected to be recognized in less than two years.

Disaggregated Revenue

Revenue from each of the Company’s solutions for the nine months ended September 30, 2021 is as follows (in thousands):

Nine Months Ended
September 30, 2021

Marketing Solutions	$167,925
Risk Solutions	83,140
Communications Solutions	165,240
Other	17,519

Total revenue	$433,824

MARKETING, RISK, AND COMMUNICATIONS SOLUTIONS BUSINESS (A BUSINESS OF NEUSTAR, INC.)

NOTES TO CONDENSED COMBINED UNAUDITED FINANCIAL STATEMENTS (Unaudited)

5.	ACCRUED EXPENSES AND CAPITALIZED SOFTWARE Accrued expenses consist of the following (in thousands):

September 30, 2021
Accrued compensation	$60,735
Accrued vendor invoices	27,965
Accrued interest	362
Other	1,512

Total	$90,574

The Company capitalized costs related to internal-use software of $12.2 million as of September 30, 2021. Amortization expense related to internal-use software was $16.5 million as of September 30, 2021 and is included in depreciation and amortization expense in the combined statement of operations.

6.	RESTRUCTURING CHARGES

The Company continues to align its resources to serve its clients more effectively. During the nine months ended September 30, 2021 the Company recorded restructuring charges of $1.5 million. Accrued restructuring is recorded in other liabilities in the Company’s condensed combined balance sheet.

The additions and cash payments to the accrued restructuring liability for the nine months ended September 30, 2021 is as follows (in thousands):

	December 31,	Additional	Cash	September 30,
	2020	Costs	Payments	2021
Severance and severance-related costs	$2,083	$(118)	$(1,360)	$605
Lease and facility exit costs	13,360	1,601	(5,440)	9,521

Total restructuring	$15,443	$1,483	$(6,800)	$10,126

7.	LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

September 30, 2021
Term Loan 4 (net of discount of $1,792)	$849,749
Term Loan 4 deferred financing fees, net	(19,183)
Term Loan 5 (net of discount of $2,250)	175,013
Term Loan 5 deferred financing fees, net	(2,275)
Second Lien Facility (net of discount of $2,833)	320,831
Second Lien Facility deferred financing fees, net	(13,628)

Total	$1,310,507

The debt agreements contain clauses that make the debt puttable upon completing the transaction with TransUnion, which closed on December 1, 2021. All of the Company’s debt was settled on December 1, 2021 upon the close of the transaction with TransUnion.

MARKETING, RISK, AND COMMUNICATIONS SOLUTIONS BUSINESS (A BUSINESS OF NEUSTAR, INC.)

NOTES TO CONDENSED COMBINED UNAUDITED FINANCIAL STATEMENTS (Unaudited)

8.	COMMITMENTS AND CONTINGENCIES

Contingencies

The Company is involved in various legal matters arising from the normal course of business. In management’s opinion, the Company’s ultimate liability or loss, if any, resulting from such legal matters will not have a material adverse effect on its condensed combined financial position or results of operations or cash flows.

9.	INCOME TAXES

The Company’s effective tax rate, including discrete items, for the nine months ended September 30, 2021 was 6.6%, compared to 23.5% for the twelve months ended December 31, 2021. The change in the effective tax rate was primarily due to incremental valuation allowance related to the Company’s deferred tax assets that are not more-likely-than-not to be realized offset by a nonrecurring tax benefit in 2019 on a carryback of net operating losses pursuant to the enactment of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act).

10.	RELATED PARTY TRANSACTIONS AND PARENT COMPANY INVESTMENT

The condensed combined financial statements have been prepared on a standalone basis and are derived from the combined financial statements and accounting records of Neustar. The following discussion summarizes activity between the Company and Neustar.

Allocation of Corporate Expenses

The combined statement of operations include expenses for certain centralized functions and other programs provided and administered by Neustar, as described in Note 1, “Description of Business and Basis of Presentation.” During the nine months ended September 30, 2021, $167.7 million of net general corporate expenses incurred by Neustar were allocated to the Company. The costs of these services have been allocated to the Company and are included in the combined statement of operations, as follows:

Nine Months Ended
September 30, 2021
Cost of revenue	$75,786
Sales and marketing	35,441
Research and development	8,528
General and administrative	48,374
Restructuring charges	1,483
Transition services	(1,951)

Total corporate allocations	$167,661

Parent Company Investment

The net transfers to the Parent are included within Parent company investment on the combined statement of equity. The components of the transfers to Parent were as follows:

Nine Months Ended
September 30, 2021
Cash pooling and general financing activities	$(173,682)
Corporate allocations	167,661
Stock compensation expense	515
Income taxes	1,143

Total net transfers to Parent	$(4,363)

MARKETING, RISK, AND COMMUNICATIONS SOLUTIONS BUSINESS (A BUSINESS OF NEUSTAR, INC.)

NOTES TO CONDENSED COMBINED UNAUDITED FINANCIAL STATEMENTS (Unaudited)

11.	EMPLOYEE BENEFIT PLANS

Deferred Compensation Plans

Our Parent has a 401(k) Profit-Sharing Plan for the benefit of all of its employees who meet certain eligibility requirements. This plan covers substantially all of the Company’s full-time employees. The Company makes matching and other discretionary contributions under this plan, as determined by Neustar’s Board of Directors. The Company recognized contribution expense totaling $5.9 million for the nine months ended September 30, 2021.

Long-term Incentive Compensation Awards

The Parent maintains a long-term incentive compensation plan that provides for the issuance of Class B membership interests in the Parent to certain of the Company’s senior level employees. These profit interests include a market condition and a five-year annual vesting schedule.

The profits interests qualify for equity treatment. During the nine months ended September 30, 2021, the Company recognized stock-based compensation expense of $0.5 million under this plan. As of September 30, 2021, total unrecognized compensation expense was estimated at $4.4 million, which the Company expects to recognize over a remaining weighted average period of approximately 2 years.

The Company utilizes the option-pricing method to estimate the fair value of the profits interests granted. The following are the weighted-average assumptions used in valuing the profits interests granted during the nine months ended September 30, 2021 and a discussion of the Company’s assumptions.

Nine Months Ended
September 30, 2021
Dividend yield	—%
Expected volatility	67.5%
Risk-free interest rate	0.20%
Expected life of profit interests (in years)	3.85

Dividend yield — The Company has never declared or paid dividends on its common stock and does not anticipate paying dividends in the foreseeable future.

Expected volatility — Volatility is a measure of the amount by which a financial variable such as a share price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. The Company considered the historical volatility of the stock price of peer group public companies over a term similar to the expected life of the grant in determining its expected volatility.

Risk-free interest rate — The risk-free interest rate is based on U.S. Treasury bonds issued with similar life terms to the expected life of the grant.

Expected life of the options — The expected life is the period of time that profits interests granted are expected to remain outstanding. The Company determined the expected life of stock options based on the weighted average expected time until a potential liquidating event.

12.	SUBSEQUENT EVENTS

The Company evaluated events subsequent to September 30, 2021 through December 21, 2021, the date the unaudited combined financial statements were available to be issued. On December 1, 2021, TransUnion completed its acquisition of the Company from Golden Gate Capital and GIC.